QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(e)

     [ARTHUR ANDERSEN LLP LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/Arthur Andersen LLP
July 11, 2001

QuickLinks

  Exhibit 23(e)
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS